Kayne Anderson Energy Development Company Announces Results for the Quarter Ended August 31, 2008

HOUSTON, TX -- 10/08/2008 -- (NYSE: KED) Kayne Anderson Energy Development Company (the "Company") today announced its financial results for the quarter ended August 31, 2008.

HIGHLIGHTS

--  The Company announced a quarterly dividend of $0.42 per share
--  Net asset value: $22.19 per share as of August 31, 2008
--  Net investment loss: $0.6 million for the quarter
--  Net realized loss: $4.0 million for the quarter
--  Net unrealized losses: $4.4 million for the quarter

"The Company's operational performance and NAV per share were sound when considering the challenging market conditions during our fiscal third quarter," stated Kevin McCarthy, CEO and President. "We believe the sale of Millennium Midstream Partners on October 1st validates our strategy of investing in quality private midstream companies."

PORTFOLIO AND INVESTMENT ACTIVITY

As of August 31, 2008, the Company had long-term investments of $299.8 million and a net asset value of $224.2 million. The Company's long-term investments consisted of 55 portfolio companies, which were comprised of approximately 62% in private MLPs, 25% in public MLPs and 13% in fixed income securities. This compares to long-term investments of $306.2 million at May 31, 2008.

Since the beginning of the fiscal year, the percentage of fixed income securities has declined, which is consistent with the Company's plans to reconfigure its portfolio to increase the percentage of equity securities as a result of its election to no longer be treated as a Regulated Investment Company, or RIC.

NET ASSET VALUE

On August 31, 2008, the Company's NAV per share was $22.19, which represents a decrease of $1.32 or 5.6% from its NAV of $23.51 on May 31, 2008. The decrease in NAV was principally the result of unrealized and realized losses in the Company's portfolio ($7.0 and $6.4 million pre-tax, respectively).

Unrealized losses were comprised of unrealized losses of $8.2 million pre-tax on public MLPs and MLP affiliates, partially offset by unrealized gains of $0.7 million pre-tax on fixed income securities and $0.5 million pre-tax on its private MLPs. With regard to private MLPs, an unrealized loss on Direct Fuels ($7.1 million) was offset by unrealized gains on Millennium ($3.9 million); VantaCore ($1.8 million) and International Resource Partners ($1.9 million).

Of the $6.4 million in pre-tax realized losses, the majority ($5.0 million) was attributable to the Company's investments in SemGroup, L.P. and SemGroup Energy Partners, L.P. The Company sold these investments during August 2008.

Since the end of the quarter, the market prices of the Company's public MLP securities has declined substantially (see "Recent Events" below). Likewise, because the Company's private MLP securities are valued, in part, based on public MLP values, we expect that the value of the Company's private MLP securities has also declined. The Company plans to update its NAV as of October 23rd in connection with the Company's Dividend/Distribution Reinvestment Program (DRIP).

RESULTS OF OPERATIONS - QUARTER ENDED AUGUST 31, 2008

Investment income for the quarter totaled $1.9 million and consisted primarily of interest income on our short-term investments in fixed income securities and repurchase agreements. The Company earned $5.0 million of cash dividends and distributions, of which $3.8 million was treated as a return of capital. During the period, we lowered our estimate of return of capital from 97% to 90% based on the 2007 K-1 information received from the private MLPs. Consistent with fiscal second quarter 2008, we elected to no longer accrue interest on our ProPetro investment.

Operating expenses totaled $2.9 million, including $1.3 million of base investment management fees; $1.0 million for interest expense and $0.6 million for other operating expenses. Base investment management fees were equal to an annual rate of 1.75% of average total assets.

Our net investment loss totaled $0.6 million and included $0.4 million of deferred income tax benefit.

We had net realized losses from our investments of $4.0 million, which was net of deferred tax benefit of $2.4 million.

We had net unrealized losses from our investments of $4.4 million, net of tax. The net unrealized losses consisted of $7.0 million of losses from our investments and a net deferred tax benefit of $2.6 million.

Our net decrease in net assets resulting from operations for the period was $9.0 million. This increase is composed of the net unrealized losses of $4.4 million; net realized losses of $4.0 million and net investment losses of $0.6 million as noted above.

LIQUIDITY AND CAPITAL RESOURCES

As of August 31, 2008, and October 7, 2008, we had approximately $5.1 million and $2.7 million invested in short-term repurchase agreements, respectively. Our repurchase agreements are collateralized by U.S. Treasury notes, and our counterparty is J.P. Morgan Securities Inc.

As of August 31, 2008, we had $77.5 million of borrowings (with $22.5 million remaining available) under our Investment Facility at a weighted average interest rate of 3.72%. As of October 7, 2008, we had $37.0 million of borrowings (with $63.0 million remaining available) under our Investment Facility at a weighted average interest rate of 3.74%.

DIVIDENDS/DISTRIBUTIONS

On October 2, 2008, the Company declared a dividend/distribution of $0.42 per share for the quarter ended August 31, 2008. This dividend/distribution is equal to the distribution paid with respect to the Company's fiscal second quarter.

RECENT EVENTS

On October 1, 2008, Eagle Rock Energy Partners, L.P. purchased Millennium Midstream Partners, L.P., one of KED's portfolio investments, for total consideration of $235.5 million, consisting of $180.5 million in cash and 4.0 million unregistered Eagle Rock common units with an implied value of $13.75 per unit. KED's portion of the sale proceeds consisted of $37.5 million in cash and 1.7 million unregistered Eagle Rock common units. A portion of KED's proceeds amounting to $0.2 million in cash and 0.7 million common units have been placed into escrow for 18 months. KED recognized a realized gain of approximately $17 million upon closing the transaction. KED's website (www.kaynefunds.com/KedCompanies.htm) outlines the Company's internal rate of return ("IRR") for the Millennium investment. Because of the volatility in Eagle Rock's common unit price, the Company is providing a range of IRRs, which range from 15% to 21% depending on the price assumed for Eagle Rock's common units. These returns incorporate a discounted value on Eagle Rock common units received; the Company is valuing the units at 92% of market value.

Since the end of the Company's fiscal third quarter, the global credit crisis has intensified. During this period, the market prices for publicly traded MLP securities have declined substantially. For example, from September 1, 2008 through October 8, 2008, the Citigroup MLP index has declined 34.9%, including a decline of 18.0% this week alone. Such rapid pricing declines, combined with tighter credit requirements and a desire for liquidity for many MLP investors has fueled further selling. We remain confident that the underlying MLP investments are continuing to have strong operational and financial results and will continue to be able to generate sufficient cash to pay distributions to their unitholders.

GUIDANCE

Based on the Company's portfolio of investments and average yields on those investments as of October 7, 2008, we estimate dividends, distributions, and interest income will be approximately $5.8 million per quarter. It is important to note that this estimate does not include interest income from the ProPetro investment, as we do not anticipate receiving a cash interest payment during the fourth fiscal quarter of 2008. Such estimate does not reflect any changes in cash distributions made by MLPs or changes in interest rates based on the movement in LIBOR rates.

                                          Amount
                                         Invested
        Portfolio Category                ($ in            Average
                                         millions)       Yield(1)(2)

Public MLPs and MLP Affiliates             $52.8            13.9%
Eagle Rock Unregistered Common Units       $14.1            19.8%
Private MLPs (including warrants)         $124.8             8.4%
Fixed Income(3)                            $24.7            11.3%
Repurchase Agreements                       $2.5             1.9%

  (1) Average yields include return of capital distributions. Return of capital distributions are reported as a reduction to gross dividends and distributions to arrive at net investment income reported under generally accepted accounting principles.

  (2) Average yields for Public MLPs and MLP Affiliates, and Eagle Rock are
      based on the most recently declared distributions as of October 7,
      2008. Amount invested and average yields for Private MLPs are based on August 31, 2008 valuations and distribution rates.

  (3) The amount invested and average yield excludes the Company's ProPetro investment.

The guidance above includes a distribution on the Eagle Rock common units received by KED as partial consideration in the sale of Millennium Midstream. However, KED will not receive a distribution on those units during the Company's fiscal fourth quarter pursuant to the terms of the acquisition agreement. Effectively, the sales price received by Millennium's unitholders included the value of such forgone distributions. The Company will receive a distribution on the Eagle Rock common units commencing in its fiscal first quarter of 2009.

In addition, in reconciling the above guidance to the Company's fiscal third quarter results, please note the guidance includes a distribution on the VantaCore common units purchased during the Company's fiscal third quarter ($20 million purchase). The Company did not receive a cash distribution on those units during its fiscal third quarter. Instead, the Company elected to reduce the purchase price per unit in lieu of such distribution. The Company will receive a distribution on the VantaCore units commencing in its fiscal fourth quarter.

Base Management Fees and Other Operating Expenses - Base management fees are estimated to be approximately $1.0 million per quarter. Other operating expenses are estimated to be approximately $0.6 million a quarter.

Interest Expense - Based on $37.0 million borrowed under the Company's Senior Secured Revolving Credit Facility as of October 7, 2008 and the anticipated borrowings of $16.0 million to settle recent purchases of public MLPs and fixed income securities, interest expense is estimated to be approximately $0.8 million per quarter assuming a LIBOR rate of 4.14%. The purchases of these public MLPs and fixed income securities are scheduled to close after October 7th, but the investment income attributable to these securities is included in KED's guidance above.

The Company does not provide guidance on realized gains or incentive management fees. The Company had after-tax realized losses of $4.0 million and incurred no incentive management fees for the quarter ended August 31, 2008. Including the pre-tax gain of approximately $17 million on the sale of Millennium, the Company's year-to-date after tax realized gains are expected to be approximately $9.0 million.

CONFERENCE CALL

The Company will host a conference call at 10:00 a.m., Eastern time, on Thursday, October 9, 2008 to discuss its results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 563-8315 approximately 5-10 minutes prior to the call. International callers should dial (706) 679-4383. All callers should reference "Conference ID #67730016." For the convenience of the Company's stockholders, an archived replay of the call will be available in the Investor Relations section of the Company's website (http://www.kaynefunds.com/Ked.htm).

ABOUT KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY

The Company is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment objective is to generate both current income and capital appreciation primarily through equity and debt investments. The Company will seek to achieve this objective by investing at least 80% of its net assets together with the proceeds of any borrowings in securities of companies that derive the majority of their revenue from activities in the energy industry, including: (a) Midstream Energy Companies, which are businesses that operate assets used to gather, transport, process, treat, terminal and store natural gas, natural gas liquids, propane, crude oil or refined petroleum products; (b) Upstream Energy Companies, which are businesses engaged in the exploration, extraction and production of natural resources, including natural gas, natural gas liquids and crude oil, from onshore and offshore geological reservoirs; and (c) Other Energy Companies, which are businesses engaged in owning, leasing, managing, producing, processing and sale of coal and coal reserves; the marine transportation of crude oil, refined petroleum products, liquefied natural gas, as well as other energy-related natural resources using tank vessels and bulk carriers; and refining, marketing and distributing refined energy products, such as motor gasoline and propane to retail customers and industrial end-users.

AVAILABLE INFORMATION

The Company's filings with the Securities and Exchange Commission, press releases and other financial information are available on the Company's website at www.kaynefunds.com.

               KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
           CONSOLIDATED STATEMENT OF ASSETS AND LIABILITIES
        (amounts in 000's, except share and per share amounts)

                                                    August 31,
                                                      2008     November 30,
                                                   (Unaudited)     2007
                                                    ----------  ----------
ASSETS
  Investments, at fair value:
  Non-affiliated (Cost -- $165,487 and $195,941,
   respectively)                                    $  152,245  $  205,811
  Affiliated (Cost -- $119,599 and $114,172,
   respectively)                                       147,576     120,891
  U.S. Treasury Bills, at fair value (Cost -- $0
   and $14,251, respectively)                               --      14,250
  Repurchase agreements (Cost -- $5,057 and $10,769,
   respectively)                                         5,057      10,769
                                                    ----------  ----------
  Total investments (Cost -- $290,143 and $335,133,
   respectively)                                       304,878     351,721
  Deposits with brokers                                    123         121
  Receivable for securities sold                           431         766
  Interest, dividends and distributions receivable,
   net                                                     381       1,515
  Debt issuance costs, prepaid expenses and other
   assets                                                  821       1,264
                                                    ----------  ----------
    Total Assets                                       306,634     355,387
                                                    ----------  ----------

LIABILITIES
  Senior secured revolving credit facility              77,500      85,000
  Treasury secured revolving credit facility                --      14,000
  Payable for securities purchased                          --       6,967
  Investment management fee payable                      1,339       1,355
  Accrued directors' fees and expenses                      75          78
  Accrued expenses and other liabilities                 1,154         863
  Deferred tax liability                                 2,377       1,991
                                                    ----------  ----------
    Total Liabilities                                   82,445     110,254
                                                    ----------  ----------
NET ASSETS                                          $  224,189  $  245,133
                                                    ==========  ==========

NET ASSETS CONSIST OF
  Common stock, $0.001 par value (200,000,000
   shares authorized at August 31, 2008 and
   November 30, 2007; 10,102,986 and 10,050,446
   shares issued and outstanding at August 31, 2008
   and November 30, 2007, respectively)             $       10  $       10
  Paid-in capital                                      220,195     231,535
  Accumulated net investment loss, net of income
   taxes, less dividends                                (3,215)       (409)
  Accumulated net realized losses on investments,
   net of income taxes                                  (1,828)        (19)
  Net unrealized gains on investments, net of
   income taxes                                          9,027      14,016
                                                    ----------  ----------
NET ASSETS                                          $  224,189  $  245,133
                                                    ==========  ==========

NET ASSET VALUE PER SHARE                           $    22.19  $    24.39
                                                    ==========  ==========

                  KAYNE ANDERSON ENERGY DEVELOPMENT COMPANY
                    CONSOLIDATED STATEMENT OF OPERATIONS
                             (amounts in 000's)
                                 (UNAUDITED)

                                    Three Months Ended  Nine Months Ended
                                    ------------------  ------------------
                                     August     August   August     August
                                    31, 2008   31, 2007 31, 2008   31, 2007
INVESTMENT INCOME
  Income
    Dividends and Distributions:
      Non-affiliated investments    $  2,217  $  1,039  $  6,477  $  2,536
      Affiliated investments           2,749     1,397     7,831     2,615
                                    --------  --------  --------  --------
        Total dividends and
         distributions                 4,966     2,436    14,308     5,151
    Return of capital                 (3,825)   (2,187)  (12,844)   (4,625)
                                    --------  --------  --------  --------
    Net dividends and distributions    1,141       249     1,464       526
                                    --------  --------  --------  --------
    Interest:
      Non-affiliated investments
       (after foreign taxes withheld
       of $2)                            648     2,208     3,882     7,684
      Affiliated investments              85       366       373       408
                                    --------  --------  --------  --------
        Total interest                   733     2,574     4,255     8,092
                                    --------  --------  --------  --------
      Total investment income          1,874     2,823     5,719     8,618
                                    --------  --------  --------  --------

  Expenses
    Base investment management fees    1,328     1,251     4,052     3,428
    Incentive investment management
     fees                                 --      (409)       --        --
    Bad debt expense                      --        --       830        --
    Professional fees                    229       299       719       707
    Directors' fees                       76        73       240       210
    Administration fees                   54        59       202       173
    Insurance                             38        39       113       117
    Custodian fees                        20        21        61        53
    Other expenses                       162       126       441       295
                                    --------  --------  --------  --------
      Total Expenses -- Before Base
       Investment Management Fee
        Waivers and Interest Expense   1,907     1,459     6,658     4,983
    Base investment management fee
     waivers                              --      (351)       --      (973)
    Interest expense                   1,003       944     3,549       944
                                    --------  --------  --------  --------
    Total Expenses                     2,910     2,052    10,207     4,954
                                    --------  --------  --------  --------
 Net Investment Income (Loss) --
  Before Income Taxes                 (1,036)      771    (4,488)    3,664
     Deferred income tax benefit         386       233     1,682       331
                                    --------  --------  --------  --------
 Net Investment Income (Loss)           (650)    1,004    (2,806)    3,995
                                    --------  --------  --------  --------
REALIZED AND UNREALIZED GAINS (LOSSES)
 Net Realized Gains (Losses)
   Investments                        (6,340)      400    (2,851)    3,544
   Foreign currency transactions         (30)       --       (30)       --
   Deferred income tax benefit         2,370        --     1,072        --
                                    --------  --------  --------  --------
    Net Realized Gains (Losses)       (4,000)      400    (1,809)    3,544
                                    --------  --------  --------  --------
 Net Change in Unrealized Gains
  (Losses)
   Investments                        (6,985)   (5,596)   (1,852)    7,316
   Foreign currency translations           3        --         3        --
   Deferred income tax benefit
    (expense)                          2,598      (550)      688      (900)
   Deferred income tax expense --
    conversion to a taxable
    corporation                           --        --    (3,828)       --
                                    --------  --------  --------  --------
    Net Change in Unrealized Gains
     (Losses)                         (4,384)   (6,146)   (4,989)    6,416
                                    --------  --------  --------  --------
 Net Realized and Unrealized Gains
  (Losses)                            (8,384)   (5,746)   (6,798)    9,960
                                    --------  --------  --------  --------
NET INCREASE (DECREASE) IN NET
 ASSETS RESULTING FROM OPERATIONS   $ (9,034) $ (4,742) $ (9,604) $ 13,955
                                    ========  ========  ========  ========

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Company's historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions; regulatory and legal changes; energy industry risk; commodity pricing risk; leverage risk; valuation risk; non-diversification risk; interest rate risk; tax risk; and other risks discussed in the Company's filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Company's investment objectives will be attained.

Contact:
KA Fund Advisors, LLC
Monique Vo
888-533-1232
http://www.kaynefunds.com